UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021 (June 11, 2021)

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)

100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

National HealthCare Corporation (NYSE American: NHC) announced that on June 11, 2021 NHC/OP, L.P., a wholly owned subsidiary of NHC, and Norman C. McRae and McRae Investment Company, LLC (together, the “Sellers”) entered into a Purchase and Sale Agreement (the “Agreement”) and subsequently closed the transaction provided for by the Agreement.  Pursuant to the Agreement, NHC/OP, L.P. purchased Sellers’ 24.4% limited partnership interest in Caris Healthcare, L.P. (“Caris”) and Norman C. McRae’s 50% interest in National Hospice, Inc. for a purchase price of $38.95 million. In connection with the transaction, the parties also entered a non-compete and non-solicitation agreement preventing Sellers from competing with Caris and from soliciting Caris employees or its patients/customers/providers and an escrow agreement to provide the Buyer recourse with respect to certain claims under the Purchase Agreement.

Caris is a business that specializes in providing hospice and palliative care to over 1,200 patients per day in 28 locations in Georgia, Missouri, South Carolina, Tennessee, and Virginia. As a result of the transaction, NHC/OP, L.P. now owns 100% of the limited partnership interests in Caris and 100% of the stock in National Hospice, Inc., which serves as the sole general partner of Caris.  Thus, Caris will now be a consolidated subsidiary of NHC.

A copy of the press release describing the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit
99.1	Press release dated June 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 16, 2021

NATIONAL HEALTHCARE CORPORATION

By:	/s/Stephen F. Flatt
Name:	Stephen F. Flatt
Title:	CEO